Duff & Phelps Utility and Infrastructure Fund Inc.

Section 19(a) Notice

CHICAGO, December 10, 2025 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on November 28, 2025 (ex-date November 28, 2025).

The following table sets forth the estimated amounts of the Fund’s November 2025 monthly distribution and its sources, payable December 10, 2025, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	November 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.034	48.7%	$0.034	48.7%
Net Realized Short-Term Capital Gains	0.000	0.0%	0.000	0.0%
Net Realized Long-Term Capital Gains	0.036	51.3%	0.036	51.3%
Return of Capital (or other Capital Source)	0.000	0.0%	0.000	0.0%
Total Distribution per common share	$0.070	100.0%	$0.070	100.0%
(1)	Fiscal year started November 1, 2025.

As of October 31, 2025
Average annual total return on NAV for the 5 years	13.33%
Annualized current distribution rate as a percentage of NAV	5.88%
Cumulative total return on NAV for the fiscal year	18.78%
Cumulative fiscal year distributions as a percentage of NAV	5.88%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Duff & Phelps Utility and Infrastructure Fund Inc.

Section 19(a) Notice

CHICAGO, January 12, 2026 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on December 31, 2025 (ex-date December 31, 2025).

The following table sets forth the estimated amounts of the Fund’s December 2025 monthly distribution and its sources, payable January 12, 2026, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	December 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.000	0.0%	$0.023	16.5%
Net Realized Short-Term Capital Gains	0.000	0.0%	0.000	0.0%
Net Realized Long-Term Capital Gains	0.070	100.0%	0.117	83.5%
Return of Capital (or other Capital Source)	0.000	0.0%	0.000	0.0%
Total Distribution per common share	$0.070	100.0%	$0.140	100.0%
(1)	Fiscal year started November 1, 2025.

As of November 28, 2025
Average annual total return on NAV for the 5 years	11.95%
Annualized current distribution rate as a percentage of NAV	5.68%
Cumulative total return on NAV for the fiscal year	4.16%
Cumulative fiscal year distributions as a percentage of NAV	0.47%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Duff & Phelps Utility and Infrastructure Fund Inc.

Section 19(a) Notice

CHICAGO, February 10, 2026 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on January 30, 2026 (ex-date January 30, 2026).

The following table sets forth the estimated amounts of the Fund’s January 2026 monthly distribution and its sources, payable February 10, 2026, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	January 2026 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.010	14.3%	$0.033	15.5%
Net Realized Short-Term Capital Gains	0.025	35.7%	0.025	11.9%
Net Realized Long-Term Capital Gains	0.035	50.0%	0.152	72.6%
Return of Capital (or other Capital Source)	0.000	0.0%	0.000	0.0%
Total Distribution per common share	$0.070	100.0%	$0.210	100.0%
(1)	Fiscal year started November 1, 2025.

As of December 31, 2025
Average annual total return on NAV for the 5 years	10.68%
Annualized current distribution rate as a percentage of NAV	5.92%
Cumulative total return on NAV for the fiscal year	0.43%
Cumulative fiscal year distributions as a percentage of NAV	0.99%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Duff & Phelps Utility and Infrastructure Fund Inc.

Section 19(a) Notice

CHICAGO, March 10, 2026 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on February 27, 2026 (ex-date February 27, 2026).

The following table sets forth the estimated amounts of the Fund’s February 2026 monthly distribution and its sources, payable March 10, 2026, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	February 2026 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.000	0.0%	$0.000	0.0%
Net Realized Short-Term Capital Gains	0.000	0.0%	0.000	0.0%
Net Realized Long-Term Capital Gains	0.070	100.0%	0.280	100.0%
Return of Capital (or other Capital Source)	0.000	0.0%	0.000	0.0%
Total Distribution per common share	$0.070	100.0%	$0.280	100.0%
(1)	Fiscal year started November 1, 2025.

As of January 30, 2026
Average annual total return on NAV for the 5 years	12.73%
Annualized current distribution rate as a percentage of NAV	5.54%
Cumulative total return on NAV for the fiscal year	7.62%
Cumulative fiscal year distributions as a percentage of NAV	1.39%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Duff & Phelps Utility and Infrastructure Fund Inc.

Section 19(a) Notice

CHICAGO, April 10, 2026 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on March 31, 2026 (ex-date March 31, 2026).

The following table sets forth the estimated amounts of the Fund’s March 2026 monthly distribution and its sources, payable April 10, 2026, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	March 2026 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.047	67.2%	$0.047	13.4%
Net Realized Short-Term Capital Gains	0.005	7.1%	0.005	1.5%
Net Realized Long-Term Capital Gains	0.018	25.7%	0.298	85.1%
Return of Capital (or other Capital Source)	0.000	0.0%	0.000	0.0%
Total Distribution per common share	$0.070	100.0%	$0.350	100.0%
(1)	Fiscal year started November 1, 2025.

As of February 27, 2026
Average annual total return on NAV for the 5 years	16.19%
Annualized current distribution rate as a percentage of NAV	4.96%
Cumulative total return on NAV for the fiscal year	20.78%
Cumulative fiscal year distributions as a percentage of NAV	1.65%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Duff & Phelps Utility and Infrastructure Fund Inc.

Section 19(a) Notice

CHICAGO, May 11, 2026 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on April 30, 2026 (ex-date April 30, 2026).

The following table sets forth the estimated amounts of the Fund’s April 2026 monthly distribution and its sources, payable May 11, 2026, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	April 2026 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.002	2.9%	$0.049	11.7%
Net Realized Short-Term Capital Gains	0.000	0.0%	0.005	1.2%
Net Realized Long-Term Capital Gains	0.068	97.1%	0.366	87.1%
Return of Capital (or other Capital Source)	0.000	0.0%	0.000	0.0%
Total Distribution per common share	$0.070	100.0%	$0.420	100.0%
(1)	Fiscal year started November 1, 2025.

As of March 31, 2026
Average annual total return on NAV for the 5 years	13.23%
Annualized current distribution rate as a percentage of NAV	5.13%
Cumulative total return on NAV for the fiscal year	17.27%
Cumulative fiscal year distributions as a percentage of NAV	2.14%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.